EXHIBIT 21

                       SUBSIDIARIES OF THE ISSUER

Psychrometric Systems, Inc.
Incorporated in Nevada

Global Water Technologies Foreign Sales Corporation, Inc.
Incorporated in St. Thomas, V.I.

Applied Water Technologies, Inc.
Incorporated in Nevada

Global Water Services, Inc.
Incorporated in Nevada